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                                                                    EXHIBIT 23.1

                             Consent of Independent
                          Certified Public Accountants

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 12, 2000, relating to the financial statements of International Foam Solutions, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


BDO Seidman, LLP
Miami, Florida
December 12, 2000